UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

July 1, 2008

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant’s telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                As of July 1, 2008, Tribune Company and Tribune Receivables, LLC, a wholly-owned bankruptcy-remote special purpose subsidiary of Tribune Company (the “Receivables Subsidiary”), entered into a $300 million trade receivables securitization facility.

                Pursuant to a receivables purchase agreement, dated as of July 1, 2008 (the “Receivables Purchase Agreement”), among Tribune Company, the Receivables Subsidiary and certain other subsidiaries of Tribune Company (the “Operating Subsidiaries”), the Operating Subsidiaries will sell certain trade receivables and related assets (the “Receivables”) to Tribune Company on a daily basis.  Tribune Company, in turn, will sell such Receivables (including Receivables purchased from the Operating Subsidiaries) to the Receivables Subsidiary, also on a daily basis.  The Receivables Purchase Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.  Receivables transferred to the Receivables Subsidiary will be assets of the Receivables Subsidiary and not of Tribune Company or any of the Operating Subsidiaries (and accordingly will not be available to the creditors of Tribune Company or any of the Operating Subsidiaries).

                The Receivables Subsidiary has also entered into a receivables loan agreement, dated as of July 1, 2008 (the “Receivables Loan Agreement”), among Tribune Company, as servicer, the Receivables Subsidiary, as borrower, certain entities from time to time parties thereto as conduit lenders and committed lenders (the “Lenders”), certain financial institutions from time to time parties thereto as funding agents, and Barclays Bank PLC, as administrative agent.  Pursuant to the Receivables Loan Agreement, the Lenders will, from time to time, make advances to the Receivables Subsidiary.  The advances will be secured by, and repaid through collections on, the Receivables owned by the Receivables Subsidiary.  The aggregate outstanding principal amount of the advances may not exceed $300 million.  Tribune Company (directly and indirectly through the Operating Subsidiaries) will service the Receivables, and the Receivables Subsidiary will pay a fee to Tribune Company for such services. The Receivables Loan Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and is incorporated herein by reference.

                Advances under the Receivables Loan Agreement that are funded through commercial paper issued by the Lenders will accrue interest based on the applicable commercial paper interest rate or discount rate, plus a margin. All other advances will accrue interest at (i) LIBOR, (ii) the prime rate or (iii) the federal funds rate, in each case plus an applicable margin.  The Receivables Loan Agreement includes customary early amortization events and events of default for facilities of this nature.  The Receivables Subsidiary is required to repay the advances in full by no later than July 1, 2010.

                The summary of the Receivables Purchase Agreement and the Receivables Loan Agreement set forth above is qualified in its entirety by reference to Exhibits 10.1 and 10.2 filed with this Report on Form 8-K.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

                The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

                A copy of the press release announcing the trade receivables securitization facility is attached to this Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits to this Form 8-K

Exhibit No.	Description

10.1

Receivables Purchase Agreement, dated as of July 1, 2008, among Tribune Company, as Parent and as Servicer, Subsidiaries of Parent party thereto, as Sub-Originators and Tribune Receivables, LLC, as Buyer

10.2

Receivables Loan Agreement, dated July 1, 2008, among Tribune Receivables, LLC, as Borrower, Tribune Company, as Servicer, the persons from time to time party thereto as Conduit Lenders and Committed Lenders, Barclays Bank PLC, and the persons from time to time parties thereto as Funding Agents and Barclays Bank PLC, as Administrative Agent

99.1	Press Release of Tribune Company dated July 3, 2008

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2008	TRIBUNE COMPANY

	By:	/s/ David P. Eldersveld
	Name:	David P. Eldersveld
	Title:	Vice President/Deputy General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Receivables Purchase Agreement, dated as of July 1, 2008, among Tribune Company, as Parent and as Servicer, Subsidiaries of Parent party thereto, as Sub-Originators and Tribune Receivables, LLC, as Buyer

10.2

Receivables Loan Agreement, dated July 1, 2008, among Tribune Receivables, LLC, as Borrower, Tribune Company, as Servicer, the persons from time to time party thereto as Conduit Lenders and Committed Lenders, Barclays Bank PLC, and the persons from time to time parties thereto as Funding Agents and Barclays Bank PLC, as Administrative Agent

99.1	Press Release of Tribune Company dated July 3, 2008